UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2015

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On July 1, 2015, Harris Corporation (“Harris”) established a new $1 billion five-year senior unsecured revolving credit facility (the “New Credit Facility”) by entering into a Revolving Credit Agreement (the “New Credit Agreement”) with lenders party thereto; SunTrust Bank, as administrative agent, an issuing bank for letters of credit and swingline lender; Bank of America, N.A., The Bank of Nova Scotia, Citibank, N.A., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A., and Wells Fargo Bank, National Association, as co-syndication agents; and SunTrust Robinson Humphrey, Inc., The Bank of Nova Scotia, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers.

The New Credit Facility replaces Harris’ prior $1 billion five-year senior unsecured revolving credit facility established under the Revolving Credit Agreement, dated as of September 28, 2012, as amended by Amendment No. 1 thereto dated as of February 25, 2015 (as so amended, the “2012 Credit Agreement”).

Harris had entered into the 2012 Credit Agreement with (i) a syndicate of lenders from time to time parties thereto; (ii) SunTrust Bank, as administrative agent, an issuing bank for letters of credit and swingline lender; (iii) JPMorgan Chase Bank, N.A., as syndication agent; (iv) Citibank, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as co-documentation agents; and (v) SunTrust Robinson Humphrey, Inc., J.P. Morgan Securities LLC, Citibank, N.A., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers. Harris and the required lenders (as defined in the 2012 Credit Agreement) terminated the 2012 Credit Agreement (except those provisions, which, by their terms, survive termination) concurrently with the effectiveness of, and as a condition of entering into, the New Credit Agreement. No loans or letters of credit under the 2012 Credit Agreement were outstanding at the time of, or were repaid in connection with, such termination. The 2012 Credit Agreement was scheduled to terminate on September 28, 2017, and Harris incurred no early termination penalties as a result of such termination.

The New Credit Agreement provides for the extension of credit to Harris in the form of revolving loans, including swingline loans and letters of credit, at any time and from time to time during the term of the New Credit Agreement, in an aggregate principal amount at any time outstanding not to exceed $1 billion for both revolving loans and letters of credit, with a sub-limit of $70 million for swingline loans and a sub-limit of $175 million for letters of credit. Borrowings under the New Credit Agreement may be denominated in U.S. Dollars, Euros, Sterling and any other currency acceptable to the administrative agent and the lenders, with a non-U.S. currency sub-limit of $200 million. The New Credit Agreement includes a provision pursuant to which, from time to time, Harris may request that the lenders in their discretion increase the maximum amount of commitments under the New Credit Agreement by an amount not to exceed $500 million.

Only consenting lenders (including new lenders reasonably acceptable to the administrative agent) will participate in any increase. In no event will the maximum amount of credit extensions available under the New Credit Agreement exceed $1.5 billion. The proceeds of loans or letters of credit borrowings under the New Credit Agreement are restricted from being used for hostile acquisitions (as defined in the New Credit Agreement) or for any purpose in contravention of applicable laws. Harris is not otherwise restricted under the New Credit Agreement from using the proceeds of loans or letters of credit borrowings under the New Credit Agreement for working capital and other general corporate purposes or from using the New Credit Facility to refinance existing debt and to repay maturing commercial paper issued by Harris from time to time. Subject to certain conditions stated in the New Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties), Harris may borrow, prepay and re-borrow amounts under the New Credit Agreement at any time during the term of the New Credit Agreement.

The New Credit Agreement provides that Harris may designate wholly-owned subsidiaries organized in the United States, Canada or the United Kingdom (or such other jurisdictions as all lenders shall approve) as borrowers under the New Credit Agreement. The obligations of any such subsidiary borrower shall be guaranteed by Harris.

The New Credit Agreement provides that Harris may from time to time designate certain of its subsidiaries as unrestricted subsidiaries. At July 1, 2015, no subsidiaries of Harris were unrestricted subsidiaries under the New Credit Agreement.

At Harris’ election, borrowings under the New Credit Agreement denominated in U.S. Dollars will bear interest either at (i) the eurocurrency rate for the applicable interest period plus an applicable margin, or (ii) the base rate plus an applicable margin. The eurocurrency rate for an interest period is the rate per annum equal to (a) the London interbank offered rate (“LIBOR”) for such interest period, divided by (b) a percentage equal to 1.00 minus the daily average eurocurrency reserve rate for such interest period. The applicable interest rate margin over the eurocurrency rate is initially equal to 1.500%, but may increase (to a maximum amount of 2.000%) or decrease (to a minimum amount of 1.125%) based on changes in the ratings of Harris’ senior unsecured long-term debt securities (“Senior Debt Ratings”). The base rate is a fluctuating rate per annum equal to the highest of (i) the federal funds rate plus 0.50%, (ii) SunTrust Bank’s publicly announced prime lending rate for U.S. Dollars, or (iii) the eurocurrency rate determined on a daily basis for a one-month interest period plus 100 basis points. The applicable interest rate margin over the base rate is initially equal to 0.500%, but may increase (to a maximum amount of 1.000%) or decrease (to a minimum amount of 0.125%) based on changes in Harris’ Senior Debt Ratings. Borrowings under the New Credit Agreement denominated in a currency other than U.S. Dollars will bear interest at the eurocurrency rate for the applicable interest period plus an applicable margin, as described above, plus, in some cases, additional costs. Letter of credit fees are also determined based on Harris’ Senior Debt Ratings.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the New Credit Agreement and letter of credit fees,

Harris is required to pay a quarterly unused commitment fee, which shall accrue at an applicable rate per annum multiplied by the actual daily amount of the lenders’ aggregate unused commitments under the New Credit Agreement. The applicable rate per annum for the unused commitment fee is initially equal to 0.200%, but may increase (to a maximum amount of 0.300%) or decrease (to a minimum amount of 0.125%) based on changes in Harris’ Senior Debt Ratings.

The New Credit Agreement contains certain representations and warranties of Harris for the benefit of the administrative agent and the lenders, including representations relating to: due incorporation and good standing; due authorization of the New Credit Agreement documentation; absence of any requirement for governmental or third party authorization for the due execution, delivery and performance of the New Credit Agreement documentation; enforceability of the New Credit Agreement documentation; accuracy of financial statements; no material adverse effect since June 27, 2014; absence of material undisclosed litigation on July 1, 2015; compliance with ERISA and environmental, anti-money laundering, sanctions, anti-corruption and certain other laws; payment of taxes; and solvency.

The New Credit Agreement contains certain affirmative covenants, including covenants relating to: reporting obligations; maintenance of corporate existence and good standing; compliance with laws; maintenance of properties and insurance; payment of taxes; compliance with ERISA and environmental, anti-money laundering, sanctions, export controls, anti-corruption and certain other laws; visitation and inspection by the administrative agent and the lenders; and subsidiary guarantees. The New Credit Agreement also contains certain negative covenants, including covenants: limiting certain liens on assets; limiting certain mergers, consolidations or sales of assets; limiting certain sale and leaseback transactions; limiting certain vendor financing investments; and limiting certain investments in unrestricted subsidiaries. The New Credit Agreement also requires that Harris not permit its ratio of consolidated total indebtedness to total capital, each as defined in the New Credit Agreement, to be greater than (i) 0.675:1.00 from and including May 29, 2015 until and including February 29, 2016 and (ii) 0.65:1.00 thereafter.

The New Credit Agreement contains certain events of default, including: failure to make payments under the New Credit Agreement; failure to perform or observe terms, covenants or agreements contained in the New Credit Agreement; material inaccuracy of any representation or warranty under the New Credit Agreement; payment default by Harris or certain of its subsidiaries under other indebtedness with a principal amount in excess of $100 million or acceleration of or ability to accelerate such other indebtedness; occurrence of one or more final judgments or orders for the payment by Harris or certain of its subsidiaries of money in excess of $100 million that remain unsatisfied; incurrence by Harris or certain of its subsidiaries of certain ERISA liability in excess of $100 million; any bankruptcy or insolvency of Harris or any material subsidiary; invalidity of New Credit Agreement documentation; or a change of control (as defined in the New Credit Agreement) of Harris. If an event of default occurs, then the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.

All principal amounts borrowed or outstanding under the New Credit Agreement are due on July 1, 2020, unless (i) the commitments are terminated earlier either at the request of Harris or if certain events of default described in the New Credit Agreement occur or (ii) the maturity date is extended pursuant to provisions allowing Harris, from time to time after July 1, 2016, but at least 45 days prior to the scheduled maturity date then in effect, to request that the scheduled maturity date then in effect be extended by one calendar year (with no more than one such extension permitted in any calendar year and no more than two such extensions during the term of the New Credit Agreement), subject to approval by lenders holding a majority of the commitments under the New Credit Agreement and satisfaction of certain conditions stated in the New Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties); provided, however, that all revolving loans of those lenders declining to participate in the requested extension and whose commitments under the New Credit Agreement have not been replaced pursuant to customary replacement rights in favor of Harris shall remain due and payable in full, and all commitments under the New Credit Agreement of such declining lenders shall terminate, on the maturity date in effect prior to the requested extension. At July 1, 2015, no borrowings were outstanding under the New Credit Agreement.

The foregoing description of the New Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Term Loan Agreement

On July 1, 2015, Harris, as Borrower, and Exelis Inc. (“Exelis”), as Guarantor, entered into an amendment (the “Amendment”) to the Term Loan Agreement (the “Term Loan Agreement”), dated as of March 16, 2015, among Harris; Morgan Stanley Senior Funding, Inc., as administrative agent; and lenders and other parties thereto. A copy of the Term Loan Agreement was filed as Exhibit 10.2 to Harris’ Current Report on Form 8-K filed on March 19, 2015. The Amendment makes certain modifications to the Term Loan Agreement, including (i) amending the definition of “Existing Revolving Credit Agreement” to reference the New Credit Agreement in place of the 2012 Credit Agreement and (ii) adding certain exceptions to the provision limiting Harris from entering into, incurring or permitting to exist certain restrictive covenants.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The administrative agents and some of the lenders under the New Credit Agreement, the 2012 Credit Agreement, the Amendment and the Term Loan Agreement and their affiliates have various relationships with Harris and its subsidiaries involving the provision of financial services, including commercial banking, lending, cash management, acting as dealers in Harris’ commercial paper program, investment banking, underwriting, financial advisory, trust and other services. In addition, Harris and some of its subsidiaries have entered into foreign exchange and other arrangements with certain of such lenders and their affiliates.

Item 1.02 – Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 above related to the 2012 Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above related to the New Credit Agreement is incorporated by reference into this Item 2.03.

Item 8.01 – Other Events

On July 1, 2015, Exelis, a wholly owned subsidiary of Harris, executed and delivered a guarantee to the administrative agent under the New Credit Agreement, pursuant to its obligations to become a guarantor under the New Credit Agreement.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Revolving Credit Agreement, dated as of July 1, 2015, by and among Harris Corporation and the other parties thereto.

10.2	Amendment No. 1 to Term Loan Agreement, dated as of July 1, 2015, by and among Harris Corporation and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ Miguel A. Lopez
Name: Miguel A. Lopez Title: Senior Vice President and Chief Financial Officer

Date: July 8, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of July 1, 2015, by and among Harris Corporation and the other parties thereto.

10.2	Amendment No. 1 to Term Loan Agreement, dated as of July 1, 2015, by and among Harris Corporation and the other parties thereto.